Exhibit 11.1

Consent of Independent Auditors

We consent to the use in this Offering Circular on Form 1-A of our report dated July 25, 2025, relating to the ﬁnancial statements of SpotitEarly Inc. We also consent to the reference to us under the heading "Experts" in such Offering Circular.

/s/ Brightman Almagor Zohar & Co.

Certiﬁed Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

December 31, 2025

Consent of Independent Auditors

We consent to the use in this Offering Circular on Form 1-A of our report dated July 25, 2025, relating to the ﬁnancial statements of SpotitEarly Ltd. We also consent to the reference to us under the heading "Experts" in such Offering Circular.

/s/ Brightman Almagor Zohar & Co.

Certiﬁed Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

December 31, 2025